Exhibit 99.1

United Online Reports Fourth Quarter and Full Year 2012 Results

  Progress Continues Toward Planned Spin-off of FTD
  Quarterly Consolidated Revenues of $219.0 Million
  Quarterly Consolidated Operating Loss of $14.9 Million Due to a $26.9 Million Non-Cash Impairment Charge on the MyPoints Business
  Quarterly Consolidated Adjusted OIBDA of $32.7 Million
  Quarterly FTD Segment Revenues Increase 7% Year-Over-Year

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--February 20, 2013--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its fourth quarter and full year ended December 31, 2012.

“We are continuing to work toward our planned spin-off of FTD as an independent, publicly-traded company, and expect to complete this transaction by the end of the third quarter of 2013. We already have submitted our request for a private letter ruling from the Internal Revenue Service regarding the tax-free status of the spin-off,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “We also are continuing to explore strategic alternatives for our other businesses and monetization opportunities for our patent portfolio.”

“Fourth quarter 2012 results were in line with expectations, as consolidated revenues and adjusted OIBDA were within our guidance range,” Goldston said. “FTD segment revenues for the fourth quarter and full year 2012 increased 7% and 4%, respectively, compared to the year-ago periods, driven by increases in consumer orders. FTD segment adjusted OIBDA for the fourth quarter and full year 2012 increased 2% and 4%, respectively, compared to the year-ago periods. During the quarter, the FTD segment achieved its eighth consecutive quarter of year-over-year revenue growth, when prior periods are adjusted for the timing of the U.K. Mother’s Day in 2011.”

“In our Communications segment, quarterly revenues increased 6% compared to the third quarter of 2012, the largest sequential-quarter increase in almost eight years,” Goldston continued. “This increase was driven by increased advertising revenues, which are seasonally stronger in the fourth quarter, and by growth in the number of accounts in our NetZero 4G mobile broadband business, which reached approximately 32,000 at year-end 2012. In our Content & Media segment, pay accounts declined by 123,000 during the quarter, the smallest net decrease in two and a half years. The quarterly net decrease in segment pay accounts has now improved for four consecutive quarters.”

“Consolidated cash flows from operating activities and free cash flow for the quarter were $41.7 million and $41.8 million, respectively, representing increases of 6% and 19%, respectively, compared to the year-ago quarter. These increases resulted primarily from favorable changes in net working capital and a decrease in capital expenditures, partially offset by decreased adjusted OIBDA,” said Neil P. Edwards, Executive Vice President and Chief Financial Officer. “In the fourth quarter, the company recorded a $26.9 million goodwill and intangible asset impairment charge due to a material decline in the fair value of our MyPoints reporting unit. This was a non-cash charge, which did not impact adjusted OIBDA, cash flows from operating activities or free cash flow.”

Summary Results for Fourth Quarter Ended December 31, 2012:

The following table summarizes key financial results for the fourth quarter ended December 31, 2012:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q4 2012	Q4 2011	% Change
FTD revenues	$153.2	$143.3	7%
Content & Media revenues	39.5	45.7	(13%)
Communications revenues	26.7	29.3	(9%)
Intersegment eliminations	(0.4)	(0.3)	(9%)
Consolidated revenues	$219.0	$217.9	-

GAAP operating income (loss)	$(14.9)	$23.7	(163%)

Adjusted OIBDA(1)	$32.7	$47.0	(30%)

GAAP net income (loss) attributable to common stockholders	$(12.8)	$12.5	(202%)
GAAP diluted net income (loss) per common share	$(0.14)	$0.14	(200%)

Adjusted net income attributable to common stockholders(2)	$13.2	$22.7	(42%)
Adjusted diluted net income per common share(2)	$0.14	$0.25	(44%)

  Consolidated revenues were $219.0 million, a slight increase compared to the year-ago quarter.
  GAAP operating loss was $14.9 million, which included a $26.9 million goodwill and intangible asset impairment charge due to a material decline in the fair value of the MyPoints reporting unit. This was compared to GAAP operating income of $23.7 million in the year-ago quarter.
  Consolidated adjusted OIBDA(1) was $32.7 million, a decrease of 30% versus the year-ago quarter.
  Interest expense was $3.3 million, a decrease of 7% compared to the year-ago quarter.
  The effective income tax rate for the full year 2012 was 38%, versus 31% in 2011.
  GAAP diluted net loss per common share was $0.14, which was impacted by the $26.9 million goodwill and intangible asset impairment charge. This was compared to GAAP diluted net income per share of $0.14 in the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.14, a decrease of 44% compared to the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended December 31, 2012 were $41.7 million and $41.8 million, respectively, increases of 6% and 19%, respectively, compared to the year-ago quarter.
  Cash and cash equivalents at December 31, 2012 were $136.4 million, compared to $108.1 million at September 30, 2012.
  Net debt at December 31, 2012 was $107.6 million, compared to $135.8 million at September 30, 2012. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.4 million in cash dividends during the quarter.
  In January 2013, the company’s Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock that is payable on February 28, 2013 to stockholders of record on February 14, 2013.

Segment Results for Fourth Quarter Ended December 31, 2012:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2012	Q4 2011	% Change
Products revenues	$123.1	$114.5	8%
Services revenues	30.0	28.8	4%
Segment revenues	$153.2	$143.3	7%

Segment income from operations	$21.3	$19.9	7%
Segment adjusted OIBDA(1)	$22.4	$21.8	2%
as a % of segment revenues(1)	14.6%	15.2%

Metrics Highlights	Q4 2012	Q4 2011	% Change
Consumer orders(4) (in thousands)	1,787	1,615	11%
Average order value(4)	$60.13	$62.31	(3%)

British Pound / U.S. Dollar exchange rate (average)	1.61	1.57	3%

  Segment revenues were $153.2 million, an increase of 7% versus the year-ago quarter.
  Segment income from operations was $21.3 million, an increase of 7% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $22.4 million, an increase of 2% versus the year-ago quarter.
  Consumer orders(4) were 1.8 million, an increase of 11% versus the year-ago quarter.
  Average order value(4) (AOV) was $60.13, a decrease of 3% compared to the year-ago quarter. Excluding the impact of consumer orders from the Flying Flowers and Flowers Direct businesses acquired in 2012, which have lower AOVs, AOV was relatively flat compared to the year-ago quarter.
Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2012	Q4 2011	% Change
Products revenues	$0.8	$0.8	(6%)
Services revenues	22.2	28.4	(22%)
Advertising revenues	16.5	16.5	-
Segment revenues	$39.5	$45.7	(13%)

Segment income from operations	$(20.8)	$12.6	(265%)
Segment adjusted OIBDA(1)	$7.4	$14.9	(50%)
as a % of segment revenues(1)	18.8%	32.5%

Metrics Highlights	Q4 2012	Q4 2011	% Change
Segment pay accounts(5) (in thousands)	2,864	3,484	(18%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(123)	(296)	58%
Segment active accounts(5) (in millions)	11.5	10.3	12%
ARPU(6)	$2.52	$2.60	(3%)

Euro / U.S. Dollar Exchange Rate (average)	1.30	1.35	(4%)

  Segment revenues were $39.5 million, a decrease of 13% versus the year-ago quarter.
  Segment loss from operations was $20.8 million, which included a $26.9 million goodwill and intangible asset impairment charge due to a material decline in the fair value of the MyPoints reporting unit. This was compared to segment income from operations of $12.6 million in the year-ago quarter.
  Segment adjusted OIBDA was $7.4 million, a decrease of 50% versus the year-ago quarter.
  Segment pay accounts at December 31, 2012 were 2.9 million, a decrease of 18% versus December 31, 2011.
  Segment ARPU(6) was $2.52, a decline of 3% versus the year-ago quarter. Excluding the unfavorable impact of foreign currency exchange rates, segment ARPU decreased by 2%.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q4 2012	Q4 2011	% Change
Products revenues	$1.1	$-	N/A
Services revenues	18.2	22.6	(20%)
Advertising revenues	7.4	6.7	11%
Segment revenues	$26.7	$29.3	(9%)

Segment income from operations	$7.4	$14.1	(47%)
Segment adjusted OIBDA(1)	$8.0	$15.3	(48%)
as a % of segment revenues(1)	30.0%	52.3%

Metrics Highlights	Q4 2012	Q4 2011	% Change
Segment pay accounts(5) (in thousands)	650	794	(18%)
ARPU(6)	$9.05	$9.09	-

  Segment revenues were $26.7 million, a decrease of 9% versus the year-ago quarter.
  Segment income from operations was $7.4 million, a decrease of 47% versus the year-ago quarter.
  Segment adjusted OIBDA was $8.0 million, a decrease of 48% versus the year-ago quarter. The investment in the NetZero 4G mobile broadband business resulted in a negative adjusted OIBDA impact of $4.6 million during the fourth quarter of 2012.
  Segment pay accounts at December 31, 2012 were 0.7 million, a decrease of 18% versus December 31, 2011.

Unallocated Corporate Expenses:

For the quarter ended December 31, 2012, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.0 million, flat compared to the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

First Quarter 2013 Guidance:

First Quarter 2013 (in millions)	Guidance
Revenues	$243 - $248
Adjusted OIBDA(1)	$28 - $32

First Quarter 2013 Supplemental Information (in millions)	Guidance
Net interest expense	$3.1
Shares used to calculate diluted net income per common share	91.7
Shares used to calculate adjusted diluted net income per common share(2)	91.9

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

First Quarter 2013 (in millions)	Guidance
Operating Income	$8.0 - $12.0
Depreciation	$6.2
Amortization of intangible assets	$8.2
Stock-based compensation	$3.1
Transaction-related costs	$2.5
Adjusted OIBDA(1)	$28 - $32

Investor Conference Call on February 20, 2013 at 5:00 p.m. ET (2:00 p.m. PT):

The company will host a conference call to discuss the results at 5:00 p.m. ET (2:00 p.m. PT) on Wednesday, February 20, 2013. The conference call dial-in number is 888-428-9480 for U.S. and Canadian participants and 719-325-2376 for participants outside the U.S. and Canada. The passcode is 3382482. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the fourth quarter ended December 31, 2012, can be accessed within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will be available on the company’s website for seven days following the call. A replay of the broadcast will also be available for seven days following the call by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and the replay passcode, 3382482.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs —The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment's core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com and www.ftd.ca websites and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk, www.flyingflowers.co.uk, www.flowersdirect.co.uk, and www.interflora.ie websites and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery date. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. For orders placed outside the U.S. (principally in the U.K. and the Republic of Ireland), this average U.S. Dollar amount is determined after translating the local currency amounts received into U.S. Dollars. Average order value includes merchandise revenues and shipping, handling and service fees paid by the consumer, less discounts and refunds (net of refund-related fees charged to floral network members).

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero 4G mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed and The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Our average monthly churn rate is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation dial-up accounts canceled during the first 30 days of service unless the accounts have upgraded from free accounts, although a number of such accounts will be included in our account totals at any given measurement date. Additionally, we do not include 4G mobile broadband accounts canceled during the first 30 days of service provided the mobile broadband device is returned within 30 days of cancelation. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. The company's FTD segment provides floral-related products and services (FTD, Interflora, Flying Flowers, and Flowers Direct) for consumers and retail florists, as well as other retail locations offering floral and related products and services. The company's Content & Media segment provides online nostalgia products and services (Classmates, schoolFeed and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including high-speed 4G mobile broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the proposed spin-off of the FTD segment; the exploration of strategic alternatives for the company’s other businesses and monetization opportunities for the company’s patent portfolio; future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; and stock-based compensation. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effects of the proposed spin-off or other transactions on our businesses; risks associated with the integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the effect of competition; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits or the tax treatment of the proposed spin-off transaction; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Products	$125,000	$115,328	$502,683	$473,040
Services	93,983	102,593	368,200	424,645
Total revenues	218,983	217,921	870,883	897,685
Operating expenses:
Cost of revenues-products(a)	94,712	85,671	374,438	352,207
Cost of revenues-services(a)	23,937	23,698	90,057	94,068
Sales and marketing(a)	41,822	36,499	172,393	166,760
Technology and development(a)	12,633	11,581	47,996	49,847
General and administrative(a)	25,416	24,331	97,615	104,369
Amortization of intangible assets	7,834	7,541	30,493	30,455
Acquisition-related contingent consideration	551	-	(836)	-
Restructuring and other exit costs	77	4,926	91	5,677
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
Total operating expenses	233,892	194,247	839,157	803,383

Operating income (loss)	(14,909)	23,674	31,726	94,302

Interest income	348	396	1,310	1,536
Interest expense	(3,261)	(3,511)	(13,562)	(23,075)
Other income, net	118	426	886	2,643

Income (loss) before income taxes	(17,704)	20,985	20,360	75,406
Provision for (benefit from) income taxes	(5,251)	8,120	7,818	23,676
Net income (loss)	$(12,453)	$12,865	$12,542	$51,730
Income allocated to participating securities	(331)	(392)	(1,225)	(1,993)
Net income (loss) attributable to common stockholders	$(12,784)	$12,473	$11,317	$49,737

Basic net income (loss) per common share	$(0.14)	$0.14	$0.13	$0.56
Shares used to calculate basic net income (loss) per common share	90,938	89,192	90,469	88,478
Diluted net income (loss) per common share	$(0.14)	$0.14	$0.12	$0.56
Shares used to calculate diluted net income (loss) per common share	90,938	89,251	90,564	88,631

Shares outstanding at end of period	91,092	89,423	91,092	89,423

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$18	$9	$43	$46
Cost of revenues-services	64	71	256	354
Sales and marketing	650	562	2,431	2,329
Technology and development	461	465	1,659	2,159
General and administrative	2,198	2,592	8,919	12,325
Total stock-based compensation	$3,391	$3,699	$13,308	$17,213

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Operating income (loss)	$(14,909)	$23,674	$31,726	$94,302
Depreciation	6,057	6,736	25,616	25,854
Amortization of intangible assets	8,228	7,860	32,045	31,506
Operating income (loss) before depreciation and amortization	(624)	38,270	89,387	151,662
Stock-based compensation	3,391	3,699	13,308	17,213
Restructuring and other exit costs	77	4,926	91	5,677
Litigation or dispute settlement charges	-	75	(589)	2,999
Transaction-related costs	2,968	-	4,758	-
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
Adjusted OIBDA	$32,722	$46,970	$133,865	$177,551

UNITED ONLINE, INC.
Unaudited Reconciliation of Segment Income (Loss) from Operations to Segment Adjusted OIBDA(1)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

FTD:
Segment income from operations	$21,273	$19,879	$82,204	$78,660
Stock-based compensation	1,106	983	4,456	3,878
Restructuring and other exit costs	-	876	-	876
Litigation or dispute settlement charges	-	75	(193)	75
Transaction-related costs	(26)	-	593	-
Segment adjusted OIBDA	$22,353	$21,813	$87,060	$83,489

Content & Media:
Segment income (loss) from operations	$(20,793)	$12,593	$1,212	$43,450
Stock-based compensation	611	650	2,334	3,301
Restructuring and other exit costs	77	1,616	(14)	1,616
Litigation or dispute settlement charges	-	-	(396)	2,924
Transaction-related costs	613	-	46	-
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
Segment adjusted OIBDA	$7,418	$14,859	$30,092	$51,291

Communications:
Segment income from operations	$7,428	$14,084	$35,129	$61,196
Stock-based compensation	568	601	2,183	2,493
Restructuring and other exit costs	-	648	(8)	1,399
Segment adjusted OIBDA	$7,996	$15,333	$37,304	$65,088

Unallocated corporate expenses	$(5,045)	$(5,035)	$(20,591)	$(22,317)

Consolidated adjusted OIBDA	$32,722	$46,970	$133,865	$177,551

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income (Loss) to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income (loss)	$(12,453)	$12,865	$12,542	$51,730
Income allocated to participating securities	(331)	(392)	(1,225)	(1,993)
Net income (loss) attributable to common stockholders	(12,784)	12,473	11,317	49,737

Adjustments:
Stock-based compensation	3,391	3,699	13,308	17,213
Amortization of intangible assets	8,228	7,860	32,045	31,506
Restructuring and other exit costs	77	4,926	91	5,677
Litigation or dispute settlement charges	-	75	(589)	2,999
Transaction-related costs(a)	2,968	-	4,758	6,078
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
	28,790	29,033	87,840	113,210

Income tax effect of adjusting entries	(15,593)	(6,323)	(26,930)	(21,353)
Adjusted net income attributable to common stockholders	$13,197	$22,710	$60,910	$91,857

GAAP net income (loss) per common share:
Basic net income (loss) per common share	$(0.14)	$0.14	$0.13	$0.56
Shares used to calculate basic net income (loss) per common share	90,938	89,192	90,469	88,478
Diluted net income (loss) per common share	$(0.14)	$0.14	$0.12	$0.56
Shares used to calculate diluted net income (loss) per common share	90,938	89,251	90,564	88,631

Adjusted net income per common share:
Adjusted basic net income per common share	$0.15	$0.25	$0.67	$1.04
Shares used to calculate adjusted basic net income per common share	90,938	89,192	90,469	88,478
Adjusted diluted net income per common share	$0.14	$0.25	$0.67	$1.03
Shares used to calculate adjusted diluted net income per common share	91,321	89,449	90,787	88,788

(a)	Includes a $6.1 million loss on extinguishment of debt recorded in the quarter ended June 30, 2011 in connection with the refinancing of FTD's credit facilities.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$136,444	$136,105
Accounts receivable, net	43,721	43,177
Inventories, net	16,116	8,832
Deferred tax assets, net	12,279	15,587
Property and equipment, net	57,877	62,460
Goodwill and intangible assets, net	668,479	693,279
Other assets	28,068	36,917
Total assets	$962,984	$996,357

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$80,543	$66,818
Accrued liabilities	45,555	52,681
Member redemption liability	21,479	22,453
Deferred revenue	49,581	57,915
Debt, net of discounts	244,000	261,124
Deferred tax liabilities, net	31,896	44,098
Other liabilities	14,179	11,133
Total liabilities	487,233	516,222

Stockholders' equity	475,751	480,135

Total liabilities and stockholders' equity	$962,984	$996,357

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(12,453)	$12,865	$12,542	$51,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	17,676	18,295	70,969	74,573
Provision for doubtful accounts receivable	665	1,014	2,311	2,808
Acquisition-related contingent consideration	551	-	(836)	-
Accretion of discounts and amortization of debt issue costs	188	203	1,010	1,484
Loss on extinguishment of debt	-	-	-	6,078
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
Deferred taxes and other	(8,067)	455	(10,878)	(503)
Tax benefits (shortfalls) from equity awards	94	(568)	(59)	(711)
Excess tax benefits from equity awards	-	-	(14)	(265)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(3,954)	(6,081)	(2,643)	3,736
Inventories	(4,374)	(1,723)	(8,452)	(107)
Other assets	1,329	(6,280)	7,048	(2,993)
Accounts payable and accrued liabilities	24,122	26,063	1,646	(370)
Member redemption liability	(48)	(344)	(973)	(2,412)
Deferred revenue	(1,871)	(4,667)	(8,609)	(16,322)
Other liabilities	937	151	(4,814)	(5,609)
Net cash provided by operating activities	41,705	39,383	85,158	111,117

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,595)	(5,341)	(17,813)	(24,552)
Purchases of rights, content and intellectual property	(472)	(408)	(2,198)	(3,313)
Purchases of investments	(88)	-	(184)	-
Proceeds from sales of investments	36	403	480	403
Cash paid for acquisitions, net of cash acquired	-	-	(11,355)	-
Proceeds from sales of assets, net	-	-	-	221
Net cash used for investing activities	(5,119)	(5,346)	(31,070)	(27,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	-	-	-	261,325
Payments on term loans	-	(662)	(17,663)	(265,950)
Payments for debt issue costs	-	-	-	(778)
Proceeds from exercises of stock options	-	4	5	37
Proceeds from employee stock purchase plans	1,215	1,558	3,008	3,907
Repurchases of common stock	(362)	(764)	(2,623)	(7,743)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,441)	(9,267)	(37,528)	(37,213)
Excess tax benefits from equity awards	-	-	14	265
Net cash used for financing activities	(8,588)	(9,131)	(54,787)	(46,150)

Effect of foreign currency exchange rate changes on cash and cash equivalents	306	(1,643)	1,038	(1,885)

Change in cash and cash equivalents	28,304	23,263	339	35,841
Cash and cash equivalents, beginning of period	108,140	112,842	136,105	100,264
Cash and cash equivalents, end of period	$136,444	$136,105	$136,444	$136,105

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$41,705	$39,383	$85,158	$111,117
Adjustments:
Capital expenditures	(4,595)	(5,341)	(17,813)	(24,552)
Excess tax benefits from equity awards	-	-	14	265
Cash paid for restructuring and other exit costs	226	886	4,174	2,923
Cash paid for litigation or dispute settlement charges	2,777	320	3,541	247
Cash paid for transaction-related costs	1,719	-	3,355	-
Free cash flow	$41,832	$35,248	$78,429	$90,000

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
FTD
Revenues:
Products	$123,148	$114,520	$496,026	$471,885
Services	30,030	28,784	117,488	115,364
Total revenues	153,178	143,304	613,514	587,249

Operating expenses:
Cost of revenues	95,951	90,164	386,746	371,716
Sales and marketing	26,325	22,851	104,913	97,605
Technology and development	3,854	3,627	15,052	14,450
General and administrative	8,109	8,405	34,415	32,776
Amortization of intangible assets	6,451	6,275	25,543	25,188
Restructuring and other exit costs	-	876	-	876
Total operating expenses	140,690	132,198	566,669	542,611

Operating income	12,488	11,106	46,845	44,638

Depreciation	2,334	2,498	9,816	8,834
Amortization of intangible assets	6,451	6,275	25,543	25,188
Segment income from operations	21,273	19,879	82,204	78,660
Stock-based compensation	1,106	983	4,456	3,878
Restructuring and other exit costs	-	876	-	876
Litigation or dispute settlement charges	-	75	(193)	75
Transaction-related costs	(26)	-	593	-
Segment adjusted OIBDA	$22,353	$21,813	$87,060	$83,489

Content & Media
Revenues:
Products	$760	$808	$3,646	$1,155
Services	22,233	28,388	95,119	123,992
Advertising and other	16,516	16,469	54,731	60,328
Total revenues	39,509	45,665	153,496	185,475

Operating expenses:
Cost of revenues	12,427	11,512	43,267	40,556
Sales and marketing	11,308	11,867	50,382	59,913
Technology and development	6,151	5,163	22,639	23,892
General and administrative	5,873	6,074	22,292	27,781
Amortization of intangible assets	1,383	1,052	4,950	4,358
Acquisition-related contingent consideration	551	-	(836)	-
Restructuring and other exit costs	77	1,616	(14)	1,616
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
Total operating expenses	64,680	37,284	169,590	158,116

Operating income (loss)	(25,171)	8,381	(16,094)	27,359

Depreciation	2,601	2,841	10,804	10,682
Amortization of intangible assets	1,777	1,371	6,502	5,409
Segment income (loss) from operations	(20,793)	12,593	1,212	43,450
Stock-based compensation	611	650	2,334	3,301
Restructuring and other exit costs	77	1,616	(14)	1,616
Litigation or dispute settlement charges	-	-	(396)	2,924
Transaction-related costs	613	-	46	-
Impairment of goodwill, intangible assets and long-lived assets	26,910	-	26,910	-
Segment adjusted OIBDA	$7,418	$14,859	$30,092	$51,291

Communications
Revenues:
Products	$1,092	$-	$3,011	$-
Services	18,194	22,621	78,089	100,770
Advertising	7,383	6,674	24,342	25,762
Total revenues	26,669	29,295	105,442	126,532

Operating expenses:
Cost of revenues	10,367	7,825	34,952	34,637
Sales and marketing	4,466	1,992	18,197	10,179
Technology and development	2,628	2,791	10,305	11,505
General and administrative	2,843	3,301	11,622	13,818
Amortization of intangible assets	-	214	-	909
Restructuring and other exit costs	-	648	(8)	1,399
Total operating expenses	20,304	16,771	75,068	72,447

Operating income	6,365	12,524	30,374	54,085

Depreciation	1,063	1,346	4,755	6,202
Amortization of intangible assets	-	214	-	909
Segment income from operations	7,428	14,084	35,129	61,196
Stock-based compensation	568	601	2,183	2,493
Restructuring and other exit costs	-	648	(8)	1,399
Segment adjusted OIBDA	$7,996	$15,333	$37,304	$65,088

Total segment adjusted OIBDA	$37,767	$52,005	$154,456	$199,868

Reconciliation of segment revenues to consolidated revenues:
FTD	$153,178	$143,304	$613,514	$587,249
Content & Media	39,509	45,665	153,496	185,475
Communications	26,669	29,295	105,442	126,532
Intersegment eliminations	(373)	(343)	(1,569)	(1,571)
Consolidated revenues	$218,983	$217,921	$870,883	$897,685

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$140,690	$132,198	$566,669	$542,611
Content & Media	64,680	37,284	169,590	158,116
Communications	20,304	16,771	75,068	72,447
Unallocated corporate expenses	8,591	8,337	29,399	31,780
Intersegment eliminations	(373)	(343)	(1,569)	(1,571)
Consolidated operating expenses	$233,892	$194,247	$839,157	$803,383

Reconciliation of segment income (loss) from operations to consolidated operating income (loss):
FTD	$21,273	$19,879	$82,204	$78,660
Content & Media	(20,793)	12,593	1,212	43,450
Communications	7,428	14,084	35,129	61,196
Total segment income from operations	7,908	46,556	118,545	183,306
Depreciation	(6,057)	(6,736)	(25,616)	(25,854)
Amortization of intangible assets	(8,228)	(7,860)	(32,045)	(31,506)
Unallocated corporate expenses, excluding depreciation	(8,532)	(8,286)	(29,158)	(31,644)
Consolidated operating income (loss)	$(14,909)	$23,674	$31,726	$94,302

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$22,353	$21,813	$87,060	$83,489
Content & Media adjusted OIBDA	7,418	14,859	30,092	51,291
Communications adjusted OIBDA	7,996	15,333	37,304	65,088
Total segment adjusted OIBDA	37,767	52,005	154,456	199,868
Unallocated corporate expenses	(5,045)	(5,035)	(20,591)	(22,317)
Consolidated adjusted OIBDA	$32,722	$46,970	$133,865	$177,551

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Consolidated:
Revenues (in thousands)	$218,983	$177,751	$231,857	$242,292	$217,921

FTD:
Segment revenues (in thousands)	$153,178	$116,362	$167,527	$176,447	$143,304
% of consolidated revenues	70%	65%	72%	73%	66%

Consumer orders(4) (in thousands)	1,787	1,239	1,997	1,997	1,615
Average order value(4)	$60.13	$61.06	$60.75	$62.91	$62.31
Average foreign currency exchange rate: GBP to USD	1.61	1.58	1.58	1.58	1.57

Content & Media:
Segment revenues (in thousands)	$39,509	$36,556	$37,986	$39,445	$45,665
% of consolidated revenues	18%	21%	16%	16%	21%

Pay accounts(5) (in thousands)	2,864	2,987	3,120	3,293	3,484
Segment churn(7)	3.5%	3.4%	3.6%	3.9%	4.1%
ARPU(6)	$2.52	$2.50	$2.50	$2.54	$2.60
Segment active accounts(5) (in millions)	11.5	10.9	10.3	11.3	10.3
Currency exchange rate: EUR to USD	1.30	1.25	1.28	1.31	1.35

Communications:
Segment revenues (in thousands)	$26,669	$25,203	$26,810	$26,760	$29,295
% of consolidated revenues	12%	14%	12%	11%	13%

Pay accounts(5) (in thousands):
Access	421	440	467	498	535
Other	229	235	242	249	259
Total Communications pay accounts	650	675	709	747	794

Segment churn(7)	2.9%	3.1%	3.2%	3.4%	3.4%
ARPU(6)	$9.05	$8.97	$8.97	$8.99	$9.09
Segment active accounts(5) (in millions)	1.3	1.4	1.4	1.5	1.5

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, 818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com